Exhibit 3.3

BYLAWS

OF

CONIFER HOLDINGS, INC.

I.                                        STOCKHOLDERS

Section 1.1                                                                 Place of Meeting. The Board of Directors or a majority of the Stockholders entitled to vote at any meeting of the Stockholders may designate any place, either inside or outside the State of Michigan, as the place of meeting for any and all meetings of the Stockholders.

Section 1.2                                                                 Annual Meeting of Stockholders. The annual meeting of Stockholders shall be held each year on the second Tuesday of the month of May, or on such other day as shall be fixed by the Board of Directors or a majority of the Stockholders entitled to vote at such meeting, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding secular business day.

Section 1.3                                                                 Special Meetings of Stockholders. Special meetings of Stockholders may be called at any time by a majority of the members of the Board of Directors, or by Stockholders entitled to vote holding not less than an aggregate of fifty (50%) percent of the issued and outstanding shares of stock having the right to vote at the special meetings. Upon written instructions setting forth the date and purpose of any special meeting, signed by a majority of the Board of Directors, or by Stockholders as above set forth, the Secretary shall send notices of said meeting as hereinafter provided.

Section 1.4                                                                 Notices of Meetings. Not later than ten (10) or more than sixty (60) days prior to the holding of the annual meeting or special meetings, written notice of the time, place and purposes of the meeting shall be served on each Stockholder entitled to vote at such meeting either personally or by depositing the same in the United States Mail with postage fully prepaid, plainly addressed to the Stockholder at the last address appearing upon the original or duplicate stock ledger of this Corporation. Every such notice, except for the annual meeting, shall state the authority pursuant to which it is issued and shall bear the name of the Secretary.

Section 1.5                                                                 Waiver of Notice. Notice of the time, place and purpose of any meeting of the Stockholders may be waived by attendance at such meeting, in person, by telephone, by proxy or by written consent to any or all actions taken at such meeting, either before or after such meeting has been held, by Stockholders entitled to vote at such meeting.

Section 1.6                                                                 Proxies. At all meetings of Stockholders, a Stockholder may vote by proxy executed in writing by the Stockholder or by his/her authorized agent or representative. Such proxy shall be filed with the Secretary of the Corporation. No proxy shall be valid after three (3) years from its date unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Stockholder executing it, except where an irrevocable proxy is permitted by statute and the Stockholder executing the proxy provided in writing, on the face of the proxy, that the proxy shall be irrevocable.

Section 1.7                                                                 Quorum and Voting. A majority of the issued and outstanding shares of the Corporation entitled to vote, represented in person, by telephone or by proxy, shall constitute a quorum at a meeting of Stockholders. If less than a majority of the issued and outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

Section 1.8                                                                 Voting of Shares. Except as the Articles or any amendment thereto may otherwise provide, each Stockholder shall, at every meeting of Stockholders, be entitled to one vote in person or by proxy for each share of the common stock of this Corporation held by such Stockholder, subject, however, to the full effect of the limitations imposed by the fixed record date for determination of Stockholders set forth in Section 1.9.  All actions of the Stockholders shall be approved by majority vote.

Section 1.9                                                                 Record Date for Determination of Stockholders. Twenty (20) days preceding (a) the date of any meeting of Stockholders, (b) the date for the payment of any dividends, (c) the date for the allotment of rights, or (d) the date when any change or conversion or exchange of capital stock shall go into effect, is hereby fixed as a record date for the determination of the Stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights as the case may be, notwithstanding any transfer of any stock on the books of the Corporation or otherwise after any such record date fixed as aforesaid. Nothing in this section shall affect the rights of a Stockholder and his/her transferee or transferor as between themselves.

Section 1.10                                                          Informal Action by Stockholders. Any action that may be taken at a meeting of Stockholders may be taken without a meeting if a consent in writing setting forth the action shall be signed by a majority of the Stockholders entitled to vote on the action and shall be filed with the Secretary of the Corporation. This consent shall have the same effect as a vote at a Stockholders’ meeting.

II.                                   BOARD OF DIRECTORS

Section 2.1                                                                 Management of the Corporation. The property, business and affairs of the Corporation shall be managed and controlled by its Board of Directors.  The Corporation’s Board of Directors shall be elected by the vote of a majority of the stockholders.

Section 2.2                                                                 Number and Qualifications. The entire Board of Directors shall consist of at least One (1) and not more than Seven (7) members as determined by the Stockholders.

Section 2.3                                                                 Manner of Election. The Directors shall be elected at the annual meeting of Stockholders by a majority vote of the Stockholders entitled to vote at such meeting.

Section 2.4                                                                 Term of Office. Except as modified by Section 2.5, the term of office for each Director shall be until the next annual meeting of the Stockholders and until his/her successor has been duly elected and qualified.

Section 2.5                                                                 Removal of Directors. At a meeting called for that purpose, any Director may be removed with or without cause by a vote of the Stockholders holding a majority of the then issued and outstanding shares and who were entitled to vote for the election of the Director sought to be removed.

Section 2.6                                                                 Resignation. Any Director may resign his/her office at any time, such resignation to be made in writing, and to take effect only upon acceptance of the resignation by a majority of the entire Board.

Section 2.7                                                                 Vacancies. Vacancies in the Board of Directors shall be filled by the remaining members of the Board and each person so elected shall be a Director until his/her successor is elected by the Stockholders, who may make such election at the next annual meeting of Stockholders or at any special meeting duly called for that purpose and held prior to the annual meeting.

Section 2.8                                                                 Place of Meetings. The meetings of the Board of Directors may be held at such place, whether in the State of Michigan or elsewhere, as a majority of the Directors from time to time shall determine. In the absence of such determination no meeting shall be held except at the principal office of the Corporation.

Section 2.9                                                                 Organization Meeting of the Board. At the place of holding the annual meeting of Stockholders and immediately following the same, the Board of Directors as constituted upon final adjournment of such annual meeting shall convene for the purpose of electing officers of the Corporation and transacting any other business brought before it, provided that the organization meeting in any year may be held at a different time and place than that provided herein by consent of a majority of the Directors of such new board.

Section 2.10                                                          Other Meetings of Board; Notice; Waiver. Meetings of the Board of Directors other than that prescribed in Section 2.8, may be called by one or more Directors at any time, with or without written notice of the time, place and purpose thereof mailed to each Director; provided, however, that such notice may be waived by personal attendance at such meeting or by telephone, telegram, radiogram, cablegram or other writing, either before or after such meeting has been held.

Section 2.11                                                          Quorum; Action by Unanimous Written Consent. At a meeting of the Board of Directors the presence of a majority of the Directors then in office shall be necessary to constitute a quorum for the transaction of business. The vote of a majority of Directors present at a meeting at which a quorum is present constitutes the action of the Board unless a larger vote is required by the Articles of Incorporation, Bylaws or Statute; provided, however, that if a majority of the Directors shall severally or collectively consent in writing to any action to be taken or already taken by the Corporation, such action shall be as valid a corporation action as though it had been authorized at a meeting of the Directors. If a quorum is not present, the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present. A member of the Board of Directors may participate in a meeting by means of a conference telephone or similar communication equipment. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.

Section 2.12                                                          Chairman of the Board; Election; Term of Office; Powers. At its organizational meeting, the Board of Directors may elect one of its members to act as Chairman of the Board. Except as otherwise provided in these Bylaws, the Chairman of the Board shall serve until the next annual meeting of Stockholders. The Chairman of the Board shall preside at all meetings of Directors and discharge the duties of presiding officer.

Section 2.13                                                          Power to Appoint Other Officers and Agents. The Board of Directors shall have power to appoint such other officers and agents as the Board may deem necessary for transaction of the business of the Corporation.

Section 2.14                                                          Removal of Officers and Agents. Any officer or agent may be removed by the Board of Directors whenever in the judgment of the Board the business interests of the Corporation will be served thereby.

Section 2.15                                                          Delegation of Powers. For any reason deemed sufficient by the Board of Directors, whether occasioned by absence or otherwise, the Board may delegate all or any of the powers and duties of any officer to any other officer or Director, but no officer or Director shall execute, acknowledge or verify any instrument in more than one capacity.

Section 2.16                                                          Power to Appoint Executive Committee. The Board of Directors shall have power to appoint by resolution an executive committee composed of two or more Directors who, to the extent provided in such resolution and to the extent permitted by statute, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the meetings of the Board.

Section 2.17                                                          Compensation. The compensation of Directors, officers and agents shall be fixed by the Board.

III.                              OFFICERS

Section 3.1                                                                 Officers. The executive officers of the Corporation shall be chosen by the Board of Directors and may consist of a Chairman, President, Vice-President, Secretary and/or Treasurer. Any other officers, assistant officers, agents and/or employees that the Board of Directors may from time to time deem necessary shall either be elected by the Board of Directors or appointed by the Board of Directors in any manner and for any term as may be prescribed by the Board of Directors. Any two or more offices may be held by the same person.  Officers shall hold office until their successors are chosen, unless they are sooner removed from office as provided in these Bylaws.

Section 3.2                                                                 President. Except as may otherwise be directed by the Board of Directors, the President shall be the chief operating officer or chief executive officer of the Corporation and shall be responsible for the general and active business management of the Corporation, shall serve as the chief legally responsible representative of the management of the Corporation and shall see that all orders and resolutions of the Board are implemented in an efficient and timely manner.

Section 3.3                                                                 Vice-President. The Vice-President shall exercise such powers and perform such other duties as shall be prescribed by the President or the Board of Directors.

Section 3.4                                                                 Secretary. The Secretary shall attend all meetings of the Stockholders, the Board of Directors and the Executive Committee, and shall preserve in books of the Company true minutes of the proceedings of all such meetings. The Secretary shall keep records containing the names and addresses of all Stockholders, the number, class and series of shares held by each and the dates when they respectively become Stockholders.

Section 3.5                                                                 Treasurer. The Treasurer shall be the chief financial officer of the Company and shall be responsible for the custody of all corporate funds and securities. The Treasurer shall keep the Company’s books of account and financial records, including all receipts and disbursements, or cause the same to be kept under his/her direction. The Treasurer shall deposit all monies, securities and other valuable effects belonging to the Corporation, or shall cause the same to be deposited under his/her direction, in the name of the Corporation in such depositories as may be designated for that purpose by the Board of Directors. The Treasurer shall disburse or cause to be disbursed under his/her direction such funds of the Corporation as may be ordered by the Board, taking proper voucher for such disbursements. The Treasurer shall render to the President and Directors at the regular meetings of the Board, and whenever requested by them, an account of the transactions for which the he/she is responsible as Treasurer and an account of the financial condition of the Corporation.

Section 3.6                                                                 Other Officers. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

IV.                               STOCK AND TRANSFERS

Section 4.1                                                                 Certificates for Shares. Every Stockholder shall be entitled to a certificate of his/her shares signed by the President or Chairman and by the Secretary or Treasurer. The certificates shall be numbered consecutively and in the order in which they are issued, and shall state upon their face the name of the Corporation, the name of the person to whom the shares represented by each certificate are issued, the value of each share represented by the certificate and the number, class and series, if any, of shares represented by such certificate. A certificate representing shares shall also set forth on its face or back that the Corporation will furnish to a Stockholder on request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued.

Section 4.2                                                                 Transfer of Shares. Shares shall be transferable only on the books of the Corporation by the person named in the certificates, or by attorney lawfully constituted in writing, and upon surrender of the certificate therefor. A record shall be made of every such transfer and issue. Whenever any transfer is made for collateral security and not absolutely the fact shall be so expressed in the entry of such transfer.

Section 4.3                                                                 Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as the Board shall deem expedient regulating the issue, transfer and registration of certificates for shares in this Corporation.

Section 4.4                                                                 Subscriptions to Shares. Subscription for shares shall be paid in full at such time, or in such installments and at such time, as shall be determined by the Board of Directors. In case of default in payment of an installment or call or other amount due under a subscription agreement, the Board of Directors may rescind the subscription agreement and retain all previous payments thereon for use by the Corporation in the manner prescribed by statute.

V.                                    DIVIDENDS AND RESERVES

Section 5.1                                                                 Declaration of Dividends, Source of Dividends. The Board of Directors shall have the power and authority to declare and pay dividends or make other distributions in cash, in obligations of the Corporation its bonds or property, including the shares or bonds of other corporations, on its outstanding shares, as provided herein. Dividends and other distributions shall be made in compliance with all restrictions which may be imposed by the Michigan Business Corporation Act.

Section 5.2                                                                 Stock Dividends. The Board of Directors shall have power and authority to declare stock dividends on shares of the Corporation in the manner provided by the Michigan Business Corporation Act.

Section 5.3                                                                 Judgment of Directors as to Surplus. In determining amounts available for distributions, the judgment of the Board of Directors shall be conclusive unless it shall be shown that the Directors acted in bad faith or were grossly negligent.

Section 5.4                                                                 Reserves. The Board of Directors shall have power and authority to set apart out of any funds available for dividends such reserve or reserves as the Board in its discretion shall approve for any proper purpose; and the Board shall have power and authority to abolish any reserve created by the Board.

Section 5.5                                                                 Limitation on Payment of Dividends on Common Stock. Anything in this Section 5 to the contrary notwithstanding, the Board of Directors’ power to declare and pay dividends or make other distributions in cash in obligations of the Corporation, its bonds or property, including the shares or bonds of other corporations, on its outstanding shares shall be subject to such limitations as may be set forth in the Articles of Incorporation as the same may be amended from time to time.

VI.                               EXECUTION OF INSTRUMENTS

Section 6.1                                                                 Signing of Checks and Notes. All checks, notes, drafts and orders for payment of money shall be signed in the name of the Corporation by such officers or agents as the Board of Directors shall from time to time designate for that purpose.

Section 6.2                                                                 Execution of Written Instruments. Contracts, deeds, documents and instruments shall be executed by the President or the Vice-President and attested by the Secretary or Treasurer unless the Board of Directors shall in a particular situation designate another procedure.

VII. INDEMNIFICATION OF OFFICERS, DIRECTORS, AND EMPLOYEES

Section 7.1                                                                 Indemnification. The Corporation shall indemnify to the full extent now or hereafter permitted by law (including advancement of expenses) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation , or is or was serving at the request of the Corporation as a director, officer, partner, trustee, manager, member, employee or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys’ fees), penalties, fines, judgments and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation or its Stockholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Corporation or its Stockholders, and with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.  The indemnification or advancement of expenses provided under this Article is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, Bylaws or a contractual agreement.  However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.  The indemnification provided for in this Article continues as to a person who ceases to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person.

Section 7.2                                                                 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation , or is or was serving at the request of the Corporation as a director, officer, partner, trustee, manager, member, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his/her or her status as such, whether or not the Corporation would have power to indemnify him or her against such liability under the provisions of these Bylaws.

Section 7.3                                                                 Repeal or Modification. This Article providing for the indemnification and advancement of expenses shall be considered as a contractual agreement between a director, officer, employee or agent of the Corporation and the Corporation and any repeal or modification of this section shall not adversely affect the rights and protections of a person existing hereunder at the time of such repeal or modification.

VIII.                     AMENDMENT OF BYLAWS

Section 8.1                                                                 How Effected. These Bylaws may only be amended, altered, changed, added to or repealed by the affirmative vote of a majority of the Corporation’s issued and outstanding common stock.